UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Casey’s General Stores, Inc.

(Name of Registrant as Specified in its Charter)

Alimentation Couche-Tard Inc.

ACT Acquisition Sub, Inc.

(Name of Persons Filing Proxy Statement, if other than Registrant)

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On June 2, 2010, Alimentation Couche-Tard Inc. issued the following press release:

PRESS RELEASE

ALIMENTATION COUCHE-TARD COMMENCES CASH TENDER OFFER FOR

CASEY’S GENERAL STORES AT $36.00 PER SHARE

Couche-Tard Intends to Nominate Full Slate of Independent Directors at the

Annual Shareholder Meeting of Casey’s

ATD.A, ATD.B / TSX

Laval, Québec—June 2, 2010—Alimentation Couche-Tard Inc. (“Couche-Tard”) today announced that it commenced a tender offer, through an indirect wholly owned subsidiary, to acquire all of the outstanding shares of common stock of Casey’s General Stores, Inc. (“Casey’s”) (NASDAQ: CASY) for $36.00 per share in cash. Couche-Tard’s all-cash offer represents a 14% premium over the closing price of $31.59 per share of Casey’s on April 8, 2010, the last trading day prior to the public disclosure of Couche-Tard’s proposal, a 17% premium over the 90-calendar day average closing share price of Casey’s as of April 8, 2010, and a 24% premium over the one-year average closing share price of Casey’s as of April 8, 2010. The offer also implies a last twelve months (as of January 31, 2010) EBITDA multiple of 7.4x and a price of $1.3 million per store, which compares favorably to corresponding metrics of publicly-traded companies and precedent transactions in the convenience store industry. The transaction has a total enterprise value of approximately $1.9 billion on a fully diluted basis, including net debt of Casey’s of approximately $29 million.

The tender offer is scheduled to expire at 12:00, midnight, New York City time, on Friday, July 9, 2010, unless extended.

“We continue to believe that a combination of Casey’s and Couche-Tard is compelling and would deliver superior value to our respective shareholders, employees, business partners and other constituencies,” said Alain Bouchard, President and Chief Executive Officer of Couche-Tard. “It remains our strong preference to enter into a negotiated transaction with Casey’s and it is unfortunate that the Casey’s Board has rejected our $36.00 per share all-cash offer without any discussion or negotiation. We are committed to making this combination a reality and, to that end, are taking our offer directly to the shareholders of Casey’s. We are confident that the shareholders of Casey’s will recognize the seriousness of our interest and send a strong message to the Casey’s Board that they should sit down with us immediately to negotiate a mutually acceptable transaction.”

Unless the Board of Directors of Casey’s is willing to negotiate and enter into a merger agreement with Couche-Tard, Couche-Tard intends to, among other things, nominate, and solicit proxies for the election of, a slate of nine independent directors for election to the Board of Directors of Casey’s at the 2010 annual meeting of shareholders of Casey’s. Couche-Tard intends to provide formal notice to Casey’s today or shortly thereafter of its plan to make such nomination.

The tender offer documents, including the Offer to Purchase and the Letter of Transmittal, will be filed today with the Securities and Exchange Commission (“SEC”). The shareholders of Casey’s may obtain copies of the tender offer documents at www.sec.gov. Free copies of such documents can also be obtained by calling Innisfree M&A Incorporated, toll-free at (877) 717-3930.

Credit Suisse Securities (USA) LLC is acting as financial advisor to Couche-Tard and dealer manager for Couche-Tard’s offer and Dewey & LeBoeuf LLP is acting as legal counsel. Innisfree M&A Incorporated is acting as information agent for Couche-Tard’s offer.

About Alimentation Couche-Tard Inc.

Alimentation Couche-Tard Inc. is the leader in the Canadian convenience store industry. In North America, Couche-Tard is the largest independent convenience store operator (whether integrated with a petroleum company or not) in terms of number of company-operated stores. Couche-Tard operates a network of 5,883 convenience stores, 4,142 of which include motor fuel dispensing, located in 11 large geographic markets, including eight in the United States covering 43 states and the District of Columbia, and three in Canada covering all ten provinces. More than 53,000 people are employed throughout Couche-Tard’s retail convenience network and service centers. For more information, please visit: http://www.couchetard.com.

Forward-looking Statements

The statements set forth in this communication, which describes Couche-Tard’s objectives, projections, estimates, expectations or forecasts, may constitute forward-looking statements within the meaning of securities legislation. Positive or negative verbs such as “plan”, “evaluate”, “estimate”, “believe” and other related expressions are used to identify such statements. Couche-Tard would like to point out that, by their very nature, forward-looking statements involve risks and uncertainties such that its results, or the measures it adopts, could differ materially from those indicated or underlying these statements, or could have an impact on the degree of realization of a particular projection. Major factors that may lead to a material difference between Couche-Tard’s actual results and the projections or expectations set forth in the forward-looking statements include the possibility that Couche-Tard will not be able to complete the tender offer as expected; Couche-Tard’s ability to achieve the synergies and value creation contemplated by the proposed transaction; Couche-Tard’s ability to promptly and effectively integrate the businesses of Casey’s; expected trends and projections with respect to particular products, services, reportable segment and income and expense line items; the adequacy of Couche-Tard’s liquidity and capital resources and expectations regarding Couche-Tard’s financial condition and liquidity as well as future cash flows and earnings; anticipated capital expenditures; the successful execution of growth strategies and the anticipated growth and expansion of Couche-Tard’s business; Couche-Tard’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; seasonality and natural disasters; and such other risks as described in detail from time to time in the reports filed by Couche-Tard with securities authorities in Canada and the United States. Unless otherwise required by applicable securities laws, Couche-Tard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking information in this communication is based on information available as of the date of the communication.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer (the “Tender Offer”) is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) that will be filed today by Alimentation Couche-Tard Inc. and ACT Acquisition Sub, Inc. (“ACT Acquisition Sub”) with the SEC. These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders of Casey’s will be able to obtain free copies of these documents and other documents filed with the SEC by Couche-Tard through the web site maintained by the SEC at http://www.sec.gov or by directing a request to the Corporate Secretary of Alimentation Couche-Tard Inc., 4204 Industriel Blvd., Laval, Québec, Canada H7L 0E3. Free copies of any such documents (when available) can also be obtained by directing a request to Couche-Tard’s information agent, Innisfree M&A Incorporated, at (877) 717-3930.

In connection with the proposed transaction, Couche-Tard may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to shareholders of Casey’s. Investors and security holders of Casey’s are urged to read these and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. Investors and security holders of Casey’s will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Couche-Tard through the web site maintained by the SEC at http://www.sec.gov or by directing a request to the Corporate Secretary of Alimentation Couche-Tard Inc., 4204 Industriel Blvd., Laval, Québec, Canada H7L 0E3. Free copies of any such documents (when available) can also be obtained by directing a request to Couche-Tard’s information agent, Innisfree M&A Incorporated, at (877) 717-3930.

Certain Information Regarding Participants

Couche-Tard and ACT Acquisition Sub, its indirect wholly owned subsidiary, and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. As of the date of this press release, Couche-Tard is the beneficial owner of 362 shares of common stock of Casey’s (which includes 100 shares of common stock of Casey’s owned beneficially by ACT Acquisition Sub). Security holders may obtain information regarding the names, affiliations and interests of Couche-Tard’s directors and executive officers in Couche-Tard’s Annual Report on Form 40-F for the fiscal year ended April 26, 2009, which was filed with the SEC on July 24, 2009, and its proxy circular for the 2009 annual general meeting, which was furnished to the SEC on a Form 6-K on July 24, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

# # #

Contacts:

Raymond Paré	Joele Frank, Wilkinson Brimmer Katcher
Vice-President and Chief Financial Officer	Matthew Sherman / Eric Brielmann / Eric Bonach
Tel: (450) 662-6632 ext. 4607	Tel: (212) 355-4449
investor.relations@couche-tard.com
Innisfree M&A Incorporated
Alan Miller / Jennifer Shotwell / Scott Winter
Tel: (212) 750-5833

On June 2, 2010, Alimentation Couche-Tard Inc. gave the following investor presentation:

Alimentation Couche-Tard Offer to Acquire Casey’s General Stores June 2010

1

Transaction highlights
Consideration
Premium and
valuation
Financing
• All-cash offer at $36.00 per Casey’s share
• Implies a total enterprise valuation of $1.9 billion
• Implied multiples of 7.4x EV / LTM EBITDA and $1.3 million EV per store are above historical average multiples of 6.3x and
$662 thousand for precedent c-store transactions
• 24% premium to Casey’s pre-announcement 1-year average
share price
• 14% premium to Casey’s pre-announcement share price
• Transaction not contingent on due diligence review
• Financing through cash on hand, borrowings under existing credit facilities and new bank or bond financing

Compelling strategic rationale
• Creates largest independent corporate-store operator
in North America with ~ 7,400 locations
• Expands geographic footprint across North America
• Enhances scale and efficiency
• Uniquely positions Couche-Tard to generate more
cash flow
• Delivers immediate premium to Casey’s shareholders
• Casey’s stakeholders become part of bigger
organization with benefits of a decentralized business
model empowering its employees

1,000
4,396
383
1,387
1,649
1,598
1,507
900
386
527
7,100
1,487
4,596
3,367
3,601
428
1,302
498
8,100
7,390
5,883
4,639
4,144
3,984
1,815
1,649
1,598
1,507
1,305
900
884
527
43
777
5,903
1,487
7-Eleven Pro forma
Couche-Tard
Couche-Tard Shell ExxonMobil Chevron Valero Pantry Marathon Casey's ConocoPhillips Cumberland
Farms
Tesoro Susser
Company-operated Affiliated / Franchises
Creates the largest independent corporate-store
operator in North America
Source: Public filings / data, websites, press releases.
Note: Most recent data as of June 1, 2010.
(1) Denotes U.S. locations.
(1)
(1)
(1)
(1)

Alimentation Couche-Tard at a glance
• Largest independent convenience store
operator in North America by company-
operated stores
• #1 Canadian convenience store operator
• Alain Bouchard, CEO, started the chain in
1980 with one store
• Strong network of 5,883 convenience
stores in U.S. and Canada
• Owns real estate for 1,300+ sites
• Attractive in-store merchandise mix
• Highly decentralized operations with less
than 20 people at corporate offices
• Strong financial performance in challenging
economic environment
• Focus on expense reduction and
deleveraging
• Management owns approximately 22% of
the company
Total stores – by geography
Canada
35%
US
65%
Total stores – by channel
LTM Sales LTM Gross profit
Merchandise
37%
Motor Fuel
63%
Motor Fuel
23%
Merchandise
77%
Affiliated
25%
Company
75%
5,883 stores 5,883 stores
$15.4 billion $2.5 billion

Couche-Tard has a large presence in the U.S.
• 3,846 stores in the U.S. – 65% of total stores
• Presence in 43 states and Washington D.C.
• 8 out of 11 divisions in the U.S.
• 36,000 employees out of 53,000 are in the U.S. – 68% of total
• 79% of revenues come from U.S. divisions
US
100%
US
79%
Canada
21%
US
84%
Canada
16%
Couche-Tard Casey’s Pro-forma Couche-Tard
Note: Based on LTM sales as of January 31, 2010.
+ =

Couche-Tard

1980
1986
1995
1997
1999
2001
2002
2003
2005
2006
2007
2008
2009
2010

History of Couche-Tard
IPO
34 Store Network
3rd Public Offering
Acquired 245 Provi-Soir
Stores and 50 Wink’s Stores
Alain Bouchard Started
the Chain with one store
2nd  Public Offering
304 Store Network
Entry into Ontario, Western Canada
976 Stores under Mac’s, Mike’s Mart
and Becker’s Banners
as part of
Silcorp Acquisition
Added to U.S. Midwest
287 Dairy Mart
Stores
4th Public Offering
Entry into U.S. Midwest
225 Bigfoot
Stores as part
of Johnson Oil Acquisition
- Further Penetration of U.S. Midwest
92 Dairy Mart
43 Clark Retail
Stores
-
Acquired Dunkin’
Donuts
Quebec Master Franchise
- Acquired Circle K, 2nd largest
independent convenience store in U.S.
Franchise agreement
with Grupo Kaltex, S.A.
de C.V. for 250 stores in
Mexico within the next
five years
Acquisition of 236 sites from Shell Oil
Products US and its affiliate Motiva
Enterprises LLC
Couche-Tard and Irving
Oil Limited expand
partnership to include
252 stores across Atlantic
Canada and New England
Couche-Tard
offers to acquire
Casey’s at $36.00
per share
Added a
total of 496
stores
Acquisition of
43 company-
operated and
444 franchises
from Exxon
Mobil

2.3x
1.4x
0.8x
0.4x
1.5x
1.3x
1.0x
1.2x
At Circle K
transaction close
2004 2005 2006 2007 2008 2009 LTM
Longstanding history of successful acquisitions
and de-leveraging
Couche-Tard rapidly de-leveraged following its successful acquisition of Circle K
Total net debt / EBITDA
Recent acquisitions
Note: 2004 figures are pro forma for Circle K transaction.
(1) Represents 50% interest in RDK Ventures LLC, a joint venture with Shell Oil Products US (100 stores).
Couche-Tard already operated 32 of these stores prior to entering into the JV.
Adjusted net debt / EBITDAR
3.7x 2.9x 2.5x 3.2x 3.2x 2.9x 3.0x 4.2x
FYE April 2004
Banner # stores
2,279
43
Total 2,333
FYE April 2005
Banner # stores
21
Pump N Stop 19
Total 40
FYE April 2006
Banner # stores
53
Winners Banner 16
26
7
Total 102
FYE April 2007
Banner # stores
All Star 53
Groovin Noovin 13
236
24
56
24
Spectrum Stores 90
Total 496
FYE April 2008
Banner # stores
Sterling Stores 28
Others 18
Total 46
FYE April 2009
Banner # stores
7
Exploitation Quali-T 13
Spirit Energy 70
15
Others 2
Total 107
LTM
Banner # stores
43
444
RDK joint venture
(1)
50
Total 537

Enhanced store network
International Locations:
China, Guam, Hong Kong, Indonesia, Japan,
Macao, Mexico, Vietnam
Company operated: 4,396
Affiliated: 1,487
Total stores: 5,883
Owned real estate: 1,300+ locations
Source:  Company information.
Note: Store count in each region as of January 31, 2010.
Casey’s portfolio is geographically complementary to Couche-Tard
Total stores: 1,507
IL
IA
MN
MO
NE
SD WI
IN
63
370
418
94
284
105
37
97
10
ND
Casey’s retail footprint
Couche-Tard’s retail footprint
GREAT LAKES REGION
Corporate stores: 459
Affiliated stores: 258
MIDWEST REGION
Corporate stores: 423
Affiliated stores: 69
SOUTHEAST REGION
Corporate stores: 267
Affiliated stores: 56
SOUTHWEST REGION
Corporate stores: 225
Affiliated stores: 198
ARIZONA REGION
Corporate stores: 626
Affiliated stores: 24
WEST COAST REGION
Corporate stores: 163
Affiliated stores: 320
CENTRAL CANADA
Corporate stores:  572
Affiliated stores: 203
WESTERN CANADA
Corporate stores: 282
Affiliated stores: 0
EASTERN CANADA
Corporate stores:  676
Affiliated stores: 304
FLORIDA REGION
Corporate stores: 405
Affiliated stores: 4
GULF REGION
Corporate stores: 298
Affiliated stores: 51

Combined company with enhanced scale and
efficiency
Merchandise sales / company-operated store Gasoline gallons / company-operated store
1,199
840
Couche-Tard Casey's
($ in 000)
Merchandise margin Gasoline margin – cpg
32.9%
42.1%
Couche-Tard Casey's
13.8¢
13.7¢
Couche-Tard Casey's
(Gallons in 000)
$949
$1,375
Couche-Tard Casey's
Note: Represent LTM figures as of January 31, 2010.
U.S. operations only for Couche-Tard.
Gasoline margins before deduction of credit card fees.

$30.00
$32.00
$34.00
$36.00
Trading Value
(Pre-Announcement)
Offer Price
Couche-Tard’s offer presents a compelling value
for Casey’s shareholders
• Couche-Tard’s all-cash offer of $36.00 per share represents:
• 7.4x EV / LTM EBITDA and $1.26 million per store
• 24% premium to Casey’s pre-announcement 1-year average share price and
9% premium to its pre-announcement all-time high share price
• Immediate liquidity for Casey’s shareholders in an uncertain economic environment and removes any uncertainty with respect to future stock performance
Immediate
Shareholder
Premium

1983 1986 1989 1992 1995 1998 2001 2004 2007 2010
$0
$9
$18
$27
$36
Casey’s stock price performance since IPO
Cash offer of $36 per share
Source: FactSet Research Systems.
Prior to Couche-Tard’s offer, Casey’s had never traded at or above $36 per share
Casey’s stock price performance prior to Couche-Tard offer

Couche-Tard’s offer is at a premium multiple to
precedent c-store transactions
7.5x
5.1x
7.9x
5.1x
5.5x
8.6x
5.4x
5.8x
6.1x
6.6x
Susser /
Town &
Country
Wellspring
Capital /
Susser
Green Valley
Acquisition /
Uni-Mart
Couche-Tard /
Circle K
The Pantry /
Golden Gallon
(Ahold)
Sunoco /
Speedway
SuperAmerica
Uni-mart /
Orloski Services
Station
Tosco /
Exxon
Apollo /
Clark
USA
Tosco /
Circle K
Enterprise Value / LTM EBITDA
Implied transaction multiple:  7.4x
Average
6.3x
Source: Public filings, press releases and research reports.
Note: Purchase price multiple of the squeeze-out of 7-Eleven by its Japanese parent IYG Holding in 2005 is not included – not comparable as the purchase price included very valuable 7-11 licenses, plus 7-11 has a different model due to its high number of franchised stores.
Announce date: 09/07/07 12/25/05 07/04/04 10/03/03 08/03/03 02/03/03 04/21/00 12/01/99 05/01/99 02/01/96
EV ($MM) $361  $277  $90  $830  $187  $140  $41  $860  $230  $921
LTM EBITDA $49  $54  $11  $163 $31  $25  $5  $160  $35  $159
($MM)

Couche-Tard’s offer is at a premium multiple to
precedent c-store transactions (cont’d)
Implied transaction multiple:  $1,260
Average
$662
Enterprise Value / Store
($ thousands)
Announce date 12/25/05 07/04/04 10/03/03 08/03/03 02/03/03 04/21/00 12/01/99 05/01/99 02/01/96
EV ($MM) $277  $90  $830  $187  $140  $41  $860  $230  $921
No. of Stores 319  285  1,663  138  193  43  1,740  672  2,300
Source:  Public flings, press releases and research reports.
Note:  Store count includes all stores regardless of owned vs. leased and operated vs. dealer.  Purchase price multiple of the squeeze-out of 7-Eleven by its Japanese parent IYG
Holding in 2005 is not included – not comparable as the purchase price included very valuable 7-11 licenses, plus 7-11 has a different model due to its high number of franchised stores.  Susser / Town & Country EV/store multiple excluded from average as Town & Country stores generated significantly higher volume and profitability and therefore are not comparable to Casey's.
$868
$315
$499
$1,355
$725
$494
$342
$400
$958
Wellspring
Capital / Susser
Green Valley
Acquisition / Uni-
Mart
Couche-Tard /
Circle K
The Pantry /
Golden Gallon
(Ahold)
Sunoco /
Speedway
SuperAmerica
Uni-mart /
Orloski Services
Station
Tosco / Exxon
Mobil
Apollo /
Clark USA
Tosco /
Circle K

Limited potential interlopers
• Limited interest from other potential strategic buyers
• Many potential strategic buyers lack the financial wherewithal for an all-cash offer
• Couche-Tard has the most compelling strategic rationale for acquiring
Casey’s due to complementary geographic presence and potential synergies
• A financial buyer would not achieve adequate investment returns at a premium to Couche-Tard’s offer
• No potential synergies – Casey’s is not a turn-around story; currently a well operated business
• Historically hesitant to invest in C-store space given the volatility of the gas business
• Limited capacity to monetize Casey’s real estate with a sale-leaseback transaction
• Assuming aggressive revenue growth and EBITDA margins, sponsor returns are in the mid-to-high teens
• Previous sponsor investments in C-store sector didn’t create value for the buyers

Why has Couche-Tard commenced a tender offer?
• Couche-Tard has repeatedly expressed its openness to working with Casey’s to negotiate a transaction, but Casey’s has refused
• Couche-Tard believes shareholders should have the opportunity to decide on its offer for themselves
• We believe Couche-Tard’s offer benefits Casey’s
– Shareholders
– Employees
– Customers
– Communities

Financing considerations
• This all-cash offer is expected to be funded through cash on hand, borrowings under existing credit facilities and new bank or bond financing
• We believe financing commitments can be secured, as necessary
• At transaction close, Couche-Tard is expected to have pro forma leverage of 3.3x debt/EBITDA and will generate significant free cash flow to reduce leverage substantially within two years

Integration strategy
Couche-Tard expects that:
• Couche-Tard’s decentralized business model will allow it to run Casey’s as a stand-alone business unit
• No significant capital expenditures will be required to integrate Casey’s
• Casey’s store banner will remain in place (no re-branding / remodels required) and will continue to be grown as a rural store format in the
U.S. Midwest region
• There is a possibility to leverage Casey’s wholesale and distribution capabilities
• There is a possibility to implement best practices from Casey’s and
Couche-Tard

19 Path forward Launch tender offer File HSR Nominate Directors to Casey’s Board Shareholder vote at Casey’s annual meeting Couche-Tard is committed to completing the transaction

20 Appendix

Casey’s relative trading performance
Source: FactSet Research Systems.
Note: C-Stores index includes Couche-Tard, Pantry and Susser.
Casey’s stock price is not depressed relative to other convenience stores
30.6%
(21.5%)
(41.2%)
(30.3%)
6/1/07 2/29/08 11/28/08 8/31/09 6/1/10
20
40
60
80
100
120
140
160
S&P 500 S&P Retail Casey's General Stores, Inc. C-Stores